UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

CYTOMX THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37587	27-3521219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 515-3185

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.Results of Operations and Financial Condition

On January 10, 2017, CytomX Therapeutics, Inc. (the “Company”) will be providing a corporate update, including the Company’s preliminary (unaudited) cash balance of $182 million as of December 31, 2016, at the 35th Annual J.P. Morgan Healthcare Conference (the “JPMorgan Conference”).

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 7.01Regulation FD Disclosure

As referenced above, the Company will be giving a presentation at the JPMorgan Conference on January 10, 2017. A copy of the presentation, including a slide setting forth certain cautionary language intended to qualify the forward-looking statements included in the presentation, is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Security Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.Financial Information and Exhibits

(d) Exhibits

Exhibit 99.1	Presentation by Sean McCarthy, D.Phil., President and Chief Executive Officer of CytomX Therapeutics, Inc., at the 35th Annual J.P. Morgan Healthcare Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 10, 2017	CYTOMX THERAPEUTICS, INC.

	By:	/s/ Cynthia J. Ladd
Cynthia J. Ladd
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Presentation by Sean McCarthy, D.Phil., President and Chief Executive Officer of CytomX Therapeutics, Inc., at the 35th Annual J.P. Morgan Healthcare Conference.